Exhibit 10.19

SERVICE CONTRACT SALES BROKERAGE AGREEMENT
(As Amended and Restated Effective September 1, 1998 with Amendments through
August 2, 2008)
between

BANCTEC, INC.		DELL USA, L.P.
2701 E. Grauwyler Road		One Dell Way
Irving, Texas 75061		Round Rock, Texas 78682
("BancTec")	and	("Dell")

This Service Contract Sales Brokerage Agreement ("Agreement") is made in Round Rock, Texas, to be effective between BancTec and Dell as of the Effective Date. Capitalized terms shall have the meanings set forth in Section 2 hereafter, or as otherwise defined in this Agreement.

Dell is a leading manufacturer and distributor of Personal Computers throughout the world. Dell has demonstrated expertise in the direct marketing channel and the retail marketing channel for Personal Computers.

BancTec is a provider of independent computer services throughout the Territory. BancTec has developed the service capabilities and infrastructure needed to support its nationwide service base. BancTec desires to increase its presence in the nationwide Personal Computer maintenance market and desires to gain access to an important segment of the Personal Computer service market through a direct marketing channel.

In recognition of each other's capabilities and strengths, the parties desire to enter into this Agreement, pursuant to which Dell shall render sales and marketing assistance to BancTec for the sale of Service Contracts in the Continental United States, Hawaii and Alaska ("United States") and BancTec shall provide the Services described in this Agreement to customers owning or leasing computers distributed by Dell or Dell affiliates. BancTec has requested Dell to provide assistance to BancTec only from Dell's Round Rock, Texas facility and only in accordance with the manner and method of business operations heretofore established and used by Dell.

Accordingly, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, both parties enter into this Agreement.

1.        ATTACHMENTS.    The following Attachments to this Agreement are incorporated into and made a part of this Agreement as though set forth fully herein:

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2.        DEFINITIONS.    The following terms contained in quotations have the following meanings for purposes of this Agreement and the Attachments hereto:

        "Actual Experienced Dispatched Rate" or "AEDR" means the [*.*] [*.*] for a specific month for a Service Category divided by the [*.*] [*.*] [*.*] for that Service Category, with the resulting quotient being multiplied by [*.*] and then rounded to the nearest [*.*] of a percentage point.

        [*.*]

        [*.*]

        "Average Dispatch Rate" or "ADR" means, with respect to a Service Category, that [*.*] [*.*] determined by (i) adding the [*.*] [*.*]for such Service Category for the [*.*] ([*.*]) most recent consecutive months that [*.*] [*.*] data is available, (ii) dividing such sum by [*.*] ([*.*]), and (iii) rounding the resulting quotient to the nearest [*.*].

        [*.*]

        "Consumable Parts" means parts with a Dell list price of less than [*.*]. For purposes of eliminating doubt, the parties acknowledge and agree that the use of the terminology Consumable Parts shall not be interpreted or construed to mean or imply that BancTec is the consumer or purchaser of Consumable Parts.

        "Consumable Parts Credit" means [*.*] [*.*] ([*.*]) of the total Parts Value of Consumable Parts returned to Dell by BancTec in any given calendar month.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        "CRE" means a BancTec Customer Response Engineer trained in the maintenance and repair of Personal Computers and Servers, or a person employed by BancTec's subcontractor with the same duties and training, wherever Service through a skilled subcontractor is permitted.

        "Customer" or "Customers" means an owner or lessee (including transferees who are qualified under the terms and conditions of Attachment C) of a System.

        "Defective Parts" means Spare Parts that are removed from a System.

        "Desktop" means any System that is not a Server.

        "Desktop Service" means Service rendered for Customers' Desktops/Notebooks, as more particularly described in Section 1 (A) of Attachment E.

        "Discount Factor" or "DF" is defined as [*.*]

        "Discount Rate" or "DIR" is the [*.*] treasury rate on the first work day of the Dell fiscal quarter plus a fixed [*.*] markup. DIR is updated once per quarter.

        "Discounted Net Revenue" or "DNR" refers to sum of [*.*] [*.*] adjusted by [*.*].

        "Dispatch" means an On-site Service event executed for a Customer upon notification by Dell. A Dispatch is sometimes referred to in this Agreement as a "Service Call."

        "Dispatch Rate" or "DR" means the initial [*.*] [*.*]("[*.*]") for a specific month for a Service Category divided by the [*.*] [*.*] [*.*] for that Service Category, with the resulting quotient being multiplied by [*.*] and then rounded to the nearest [*.*] of a percentage point.

        [*.*]

        [*.*]

        "Effective Date" means September 1, 1998.

        "Extended Service Contract" means the Service Contract under which labor repair and parts replacement Services are provided to a Customer for a period of one to four years which are additional to the term of the Customer's Initial Service Contract.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        "Initial Period" means a ninety (90) day period of time beginning September 1, 1998 and ending November 30, 1998.

        "Initial Service Contract" means the Service Contract under which labor repair and parts replacement Services are provided to a Customer for a twelve-month period beginning on the effective date of the Customer's Service Contract as determined under Section 14 of Attachment E.

        "ISP" means Internet service provider.

        "Monthly Contract Average" or "MCA" means the [*.*] [*.*] [*.*] for a specific month in a Service Category divided by [*.*], with the resulting quotient being rounded to the nearest whole number.

        "Net Dispatches" or "ND" means the total number of [*.*] for a specific month for a Service Category, less any [*.*] (for that month and that Service Category) which do not [*.*] [*.*] [*.*] in the [*.*] [*.*] formula, and less [*.*] [*.*] [*.*] for that month.

        "Net Revenue" means the amount of money which is payable to BancTec from the proceeds of the sale of a Service or a Service Contract to a Customer on BancTec's behalf.

        "Net Service Contracts" or "NSC" means the total number of Service Contracts in force on the [*.*] [*.*] of the [*.*] in a Service Category (which number will be [*.*] [*.*] [*.*] for any [*.*] [*.*] or [*.*] of [*.*] [*.*] in such Service Category).

        "Network" means two or more Systems (as defined elsewhere in this Agreement) electronically interconnected with one another or with a larger computer (such as a mainframe unit or server) and includes each of such Systems and any cables directly connected to it, but does not include wall jacks, cables or wiring integral to the building or structure in which the Systems are located, or any telecommunications facilities (other than a modem directly connected to a System) enabling electronic interconnection of the Systems.

        "Network CRE" means a BancTec Customer Engineer trained in the maintenance and repair of Servers and Networks, or a person employed by BancTec's subcontractor with the same duties and training, wherever Service through a subcontractor is permitted, having the required skills.

        "Next Business Day Service" means On-site Service rendered to Customers in accordance with Section 2(A) of Attachment E.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        "Nights and Weekends" or "N&W" means Services rendered during the Customer local time hours of 5:00pm through 9:00pm, Monday through Friday, and 8:00am through 5:00pm, Saturday and Sunday excluding the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        "On-site Service" means Services rendered for a Customer on-site at the Customer's designated location in the Territory pursuant to a Service Contract, as more particularly described in Section 2 of Attachment E.

        "Overall Performance" means the number of [*.*] [*.*] calls, [*.*] ([*.*]) hour calls and Server NBD, plus the same day [*.*] calls , desktop and notebook, completed within the applicable [*.*] divided by the [*.*] [*.*] of [*.*] [*.*] during the same period.

        "Parts Shrinkage Allowance" means [*.*] of [*.*] [*.*] ([*.*]) of the total [*.*] [*.*] of [*.*] [*.*] and [*.*] [*.*] shipped to BancTec by Dell in a given calendar month for performance of Services hereunder plus the [*.*] [*.*] [*.*] for such given calendar month.

        "Parts Value" means Consumable Parts and Spare Parts shall be valued at Dell's then current list price.

        "Partial Receipts" means those Service Calls where the Parts Value shipped to BancTec exceeds [*.*] but is less than [*.*] and where the return air bill of record has not been activated with the carrier, yet Dell's records indicate partial receipt of returned items under such Service Call.

        "Person" means a natural person, corporation, partnership, entity, unincorporated association, sole proprietorship, business trust, or any form of business enterprise.

        "Personal Computer" means a desktop, portable or desk-side computer designed for use by one person or as a network server or file server, compatible with one or more architectures widely available for such uses.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        "Principal Period of Maintenance" (PPM) means Services rendered during the hours of 8:00am through 5:00pm, Customer local time, Monday through Friday excluding the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

        "Server" means any System that is accessed by other Systems and is principally used as a storage system for application software and/or data or to manage a Network.

        "Service" or "Services" refers collectively to the service duties and labors rendered to Customers and to the accompanying repair or replacement of System parts as required under BancTec's service obligations or Service Contracts. The types of Services offered by BancTec include those provided under Initial Service Contracts and Extended Service Contracts, and also include Next Business Day Services, Time & Materials Services, and Desktop Services.

        "Service Category" means the type of Service specified, as in Next Business Day Service and/or Nights & Weekends Service, and as subdivided into Desktop Service or by product line and/or service level.

        "Service Contract" means a written agreement entered into between BancTec and a Customer which contains terms and conditions approved by the parties hereto regarding the provision of Services by BancTec for a System owned or leased by the Customer. Such written agreements include the Next Business Day Service Contract, the form of which is set forth in Attachment C. Such written agreements may be Initial Service Contracts or Extended Service Contracts.

        "Spare Parts" means parts used in, and/or needed for repair of Systems. Spare Parts do not include any Consumable Parts.

        "Statement of Work" or "SOW" means a mutually agreed set of requirements or specifications applicable to a specific task or project. Any SOWs subject to this Agreement must reference this Agreement by date and title.

        "System" means a Personal Computer or Printer sold or leased, or offered for sale or lease, by Dell or an affiliate of Dell, which consists of: a chassis; all components included within the chassis; a keyboard; a monitor; ROM-BIOS; operating software (but not application software); and any external devices (excluding printers) that are directly connected by wire, cable, or extreme short range transmitter either to the system board or to a serial, parallel or peripheral port physically attached to the system board. The phrase "affiliate of Dell" as used in this Agreement means Dell Computer Corporation or any majority-owned subsidiary (whether directly or indirectly held, corporate or otherwise) thereof.

        "Territory" means the continental United States, Hawaii, and Alaska.

        "Time & Materials Services" means the labor rendered and parts installed in the repair or replacement of a System or System components for a Customer who does not have a Service Contract in force, or for whom the requested Services are outside the scope of the applicable Service Contract which the Customer does have in force.

3.     ARRANGEMENT.

        A.    BancTec authorizes Dell, as set forth herein, to inform Customers in the Territory of the availability of BancTec Service Contracts for Systems, to issue Service Contracts to Customers in the Territory on BancTec's behalf, to [*.*] [*.*] [*.*] for Service Contracts to the extent authorized herein, to receive payment therefore, to remit to BancTec a specified [*.*] [*.*] ([*.*] [*.*] [*.*]) for each Service Contract or Service sold on BancTec's behalf to a Customer, to collect and account for any applicable [*.*] [*.*] [*.*] [*.*] on BancTec's behalf as BancTec's agent and, as BancTec's agent, to pay [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*], and to receive as commission for its services to be rendered to BancTec the difference between the [*.*] [*.*] and the [*.*] [*.*] charged to the Customer for each Service Contract or Service sold (exclusive of any applicable sales or use tax). Nothing contained herein shall be deemed to permit Dell to offer or issue any Service Contracts in BancTec's name, except as specifically provided herein. In the manner and for the consideration stated herein, Dell agrees to act in a nonfiduciary capacity as a broker for BancTec, to properly account for all monies collected on BancTec's behalf, and to facilitate the sale and support of BancTec Service Contracts. This Agreement is limited in coverage to the Territory.

        B.    During the term of this Agreement, BancTec will accept Service Contracts issued by Dell and will render the Services to Customers. BancTec will render Services in all areas of the Territory in accordance with the provisions of Attachment E.

        C.    Nothing in this Agreement will require Dell to purchase all of its requirements for services that are the same as or similar to the Services from BancTec, and Dell may purchase identical or similar services from others. Nothing herein contained shall prohibit Dell from offering any service commitments or issuing any service contracts on Dell's behalf or under Dell's name.

        D.    Nothing in this Agreement shall prevent either BancTec or Dell from providing Personal Computer services directly to any person or entity which is the end-user of the Personal Computers which are the subject of the services provided (as opposed to a manufacturer of such Personal Computers).

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        E.    In order to facilitate transactions between BancTec and Dell hereunder, the parties agree to maintain an electronic data interchange system.

        F.     BancTec recognizes and will support Dell in meeting the service requirements of certain of its Customers having customized service requirements. Each such Customer opportunity will be considered a Special Bid Service based on the requirements of the customer and the business objectives of Dell. Therefore, each Special Bid Service will be priced according to the statement of work submitted in accordance with the following procedure (the "Statement of Work"):

          1.     Dell notifies and provides to BancTec the Customer's proposed Statement of Work. The Statement of Work briefly defines the service requirements that are required by the Customer.

          2.     Dell identifies a Dell Sales contact who will be responsible for working on the development of the customized proposal.

          3.     BancTec will review the Statement of Work and discuss the opportunity with Dell.

          4.     BancTec will develop and provide to Dell for the Customer, a customized service quotation based on the Statement of Work.

          5.     BancTec will be available to support the Dell Sales Representative in reviewing and selling the Proposal to the Customer.

          6.     Upon notification of award, BancTec will assume responsibility for implementing/coordinating the services defined in the service quotation.

In the event there is any conflict between the terms of this Agreement and any such Statement of Work, the Statement of Work shall govern, otherwise, each such Statement of Work shall be governed by the terms and conditions of this Agreement.

4.     TERM.    This Agreement will commence on the Effective Date and continue thereafter for an initial term which shall expire on August 31, 2012. The term of this Agreement will be automatically renewed for [*.*] [*.*] ([*.*]) year term on each expiration date unless written notice of termination is given by either party at least [*.*] [*.*] [*.*] ([*.*]) days prior to the expiration date of the initial term or the expiration date of any renewal term, or unless the Agreement is otherwise terminated at an earlier date as provided elsewhere herein.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

5.     TERMINATION.

        A.    Dell may terminate this Agreement:

    (a) If BancTec becomes insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or BancTec applies for or consents to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property (or such receiver, trustee or similar officer is appointed without its consent); or BancTec institutes any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding is instituted against BancTec and is not dismissed within [*.*] ([*.*]) days; or any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of the property of BancTec and remains unsatisfied for [*.*] ([*.*]) days;

    (b) If during any one month period, BancTec's Overall Performance level falls below [*.*] in the Territory, BancTec and Dell shall agree upon an action plan to bring the performance level back to [*.*] or greater. In the event that the performance level remains below [*.*] for [*.*] ([*.*]) consecutive months following implementation of the action plan, Dell can terminate based on material breach.

    (c) If there is a change in the ownership or control of BancTec and the third party that takes over ownership or control is a competitor (as defined below) of Dell or a subsidiary or affiliate of such competitor. For the purposes of this Subsection, a competitor of Dell shall be any company that sells hardware products (i.e. personal computers, workstations, notebooks, storage products or servers) similar to those sold by Dell.

        B.    Either party may terminate this Agreement if the other party is in material default under this Agreement, and the default continues for [*.*] ([*.*]) days after written notice thereof by the non-defaulting party to the defaulting party, then the non-defaulting party may terminate this Agreement and pursue any other right or remedy existing at law or in equity.

        C.    Other than as expressly provided herein, BancTec shall not be entitled to any compensation as a result of the termination of this Agreement in accordance with its terms.

        D.    Regardless of the circumstances of termination or expiration of this Agreement or portion thereof, the provisions of Sections 5, 6, 13, 14, 15 and 16 and all other Sections intended to survive termination or expiration of this Agreement will survive the termination or expiration and continue according to their terms. In addition, the terms of this Agreement shall remain in full force and effect in respect of any obligations to be performed hereunder by the parties in respect of matters notified to be performed by either of them to the other before the termination or expiration but which remain unperformed at the time of termination or expiration. Termination or expiration of this Agreement will not terminate any then outstanding payment obligation incurred by either party under this Agreement.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        E.    Regardless of the circumstances of termination or expiration of this Agreement, upon Dell's request, BancTec shall assign to Dell, or to a third party designated by Dell, those Customer Contracts identified by Dell. If this Agreement is terminated by Dell, the parties will prorate the [*.*] [*.*] already paid to BancTec for the Customer Contracts being assigned and BancTec shall pay to Dell such prorated amount; such funds shall be used to pay for the ongoing services to be rendered under such Customer Contracts. Upon expiration of this Agreement, both parties will continue to perform their obligations under this Agreement to the extent necessary to meet the service obligations under Customer Contracts that have not been assigned to Dell or Dell's designee.

Notwithstanding the foregoing, during the period of BancTec's continued obligation for any Customer Contracts, Dell will remain obligated to provide spare parts, technical telephone support and customer handling for BancTec in the manner provided herein.

6.     SERVICE CONTINUATION.    Upon termination or expiration of this Agreement, each party shall at its own expense return to the other party or otherwise dispose of as the owner may instruct, any information (including the Confidential Information, the Technical Information and Customer information) and all other documents, papers and information whatsoever sent to a party (including electronically sent) and relating to the business of the other party (other than correspondence between the parties) and all property of the other party. Each party shall be entitled to retain a copy of such information for archival purposes only. Such records will be treated as the owners Confidential Information in accordance with Section 14.

7.     SYSTEMS COVERAGE.    This Agreement will apply without limitation to each System sold or leased, or offered for sale or lease, for delivery in the Territory now or in the future. As soon as reasonably possible during the development and preparation of a new model or type of System for manufacture and sale or lease, Dell will give confidential written notice of the new System to BancTec. [*.*] ([*.*]) days after the issuance by Dell of documentation and support materials for the new System, or such other period as mutually agreed upon by the parties, the new System will be deemed to be included as a part of this Agreement without further action or amendment and to be one of the Systems covered by this Agreement in whole; provided, however, that such new System shall be [*.*] from the [*.*] regarding [*.*] [*.*] for a period of [*.*] ([*.*]) days after becoming covered by this Agreement.

8.     BANCTEC'S RESPONSIBILITIES.

        BancTec's responsibilities under this Agreement include, without limitation, all of the responsibilities contained on Attachment E attached hereto.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

9.     DELL'S RESPONSIBILITIES.    Unless otherwise specified, the responsibilities described on Attachment F will be performed by Dell at no cost to BancTec.

10.   SPARE PARTS SUPPORT.

        A.    Packaging.    Unless otherwise specified by BancTec, Dell will individually package all spare parts in containers which are externally marked with the part number and which meet industry standards. Except for spare parts shipped to BancTec for [*.*] [*.*], each part shipped will contain a [*.*], [*.*], [*.*] [*.*] [*.*] which sets forth, on the face of the label, [*.*] [*.*] [*.*] [*.*] ([*.*]) [*.*].

        B.    Freight Payment.    In consideration of the [*.*] [*.*] paid by [*.*] [*.*] [*.*] for services rendered by [*.*] [*.*], [*.*] will bear the cost of the designated freight carrier for the in-bound and out-bound shipments of spare parts needed for all Service Calls except for shipments of [*.*] [*.*] related to [*.*] [*.*].

11.   CHARGES.

        A.    BancTec will receive a specified [*.*] [*.*] in accordance with Attachment A for each Service Contract sold to a Customer. BancTec will receive a specified revenue for each Service performed, as set forth in Attachment A, Section B. [*.*] [*.*] to BancTec will be remitted [*.*] [*.*] [*.*]. Dell will receive, as commission and service fees for all of its services to be rendered to BancTec under this Agreement, the difference between the [*.*] [*.*] amount and the [*.*] [*.*] charged to the Customer for each Installation Service or Service Contract sold (exclusive of any applicable sales or use tax). With respect to Desktop Extended Service Contracts, BancTec will receive the [*.*] for each such Extended Service Contract sold to a Customer.

        B.    Dell in its discretion will establish the [*.*] [*.*] [*.*] to be charged to Customers for Service Contracts and will notify BancTec of such [*.*] from time to time and on a timely basis.

        C.    Periodic adjustments in BancTec's [*.*] [*.*] for each Service Contract sold, and limitations applicable to such adjustments, are as specified in the Attachments to this Agreement.

        D.    On the first of the month following notification under Section 6 of Attachment F, with respect to Service Contracts for which payment has been received from the Customer, Dell will remit to BancTec the [*.*] [*.*] therefore (less any related sales and use tax) in a [*.*] [*.*]. For an Extended Service Contract, collected [*.*] [*.*] will not be remitted to BancTec earlier than the [*.*] [*.*] of the month which marks the beginning of each [*.*] period of extended Service to be rendered by BancTec under the Extended Service Contract. On the first of the month following notification under Section 6 of Attachment F, with respect to Desktop Service Contracts and Desktop Extended Service Contracts for which payment has been received from the Customer, Dell will remit to BancTec the [*.*] therefore (less any related [*.*] or [*.*], sales and use tax or discounts) in a [*.*] [*.*].

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        E.    BancTec will keep Dell fully and promptly informed of any changes which occur in the factors materially affecting BancTec's charges for any Services for the Systems and will exercise its best good faith efforts to maintain the most efficient and lowest cost method of quality Service delivery for the Systems and Dell will keep BancTec fully and promptly informed of any changes which occur in the factors materially affecting Dell's prices for spare parts covered by this Agreement.

        F.     If Dell or BancTec fails to pay any amounts hereunder when due and owing, and such non-payment continues for [*.*] ([*.*]) [*.*] following delivery of written notice thereof by the party requesting payment, a late payment charge may be assessed. The late payment charge will be [*.*] [*.*] ([*.*]) of the past due balance per month, or the maximum amount allowable by law, whichever is less, assessed beginning on the day following expiration of the noticed cure period.

        G.    During the term of the Agreement, Dell will remit to BancTec a specified [*.*] [*.*] ([*.*] [*.*] [*.*]) for each Service Contract sold on BancTec's behalf to Customers. Except as set forth in the immediately preceding sentence, BancTec shall not be entitled to any [*.*], [*.*] or other [*.*] of any kind with respect to Services performed for Customers in accordance with Service Contracts. Service Contracts covered by this Agreement will not qualify for alternative service programs which could result in additional and possibly duplicative remittances to BancTec.

12.   NOTICES.    Any notice permitted or required hereunder will be sent by first class mail, registered or certified, to the respective address and marked to the attention of the respective party specified below:

  BancTec, Inc.
  2701 E. Grauwyler Rd.
  Irving, Texas 75061
  Attn: President, ITSM

  Dell Products L.P.
  One Dell Way
  Round Rock, Texas 78682
  Attention: Director, Customer Service Operations

Either party may change its address for receiving notices hereunder by giving notice of the new address to the other party in the manner provided above.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

13.   LIMITATION OF REMEDY AND LIABILITY.

        A.    BancTec shall indemnify, defend, and hold harmless Dell, Dell Computer Corporation and Dell Computer Corporation's subsidiaries and affiliates and their respective officers, directors, employees, representatives, and agents from and against any and all claims, legal proceedings, demands, damages, losses, liabilities, judgment, settlements, costs and expenses, including, without limitation, reasonable attorneys' fees, directly related to any alleged or actual:

  (i) [*.*], [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*], and/or illness, injury or death to any person to the extent caused by the actions or omissions of BancTec or BancTec's employees, [*.*], [*.*] [*.*] [*.*];

  (ii) claims by or on behalf of BancTec's subcontractors, suppliers, employees, representatives or agents related to payments or benefits owed for the performance of Services under this Agreement;

  (iii) violations of applicable laws or regulations including, without limitation, employment laws by BancTec or BancTec's employees, subcontractors, agents or representatives;

  (iv) misappropriation of any Customer confidential information by BancTec or BancTec's employees, subcontractors, agents or representatives; and

  (v) claims by Customers or other third parties to the extent such claims are directly related to BancTec or BancTec's employees, subcontractors, agents or representatives negligent performance under this Agreement or a Customer Service Contract.

        B.    Dell shall indemnify, defend, and hold harmless BancTec and BancTec's subsidiaries and affiliates and their respective officers, directors, employees, representatives and agents from and against any and all claims, legal proceedings, demands, losses, liabilities, judgment, settlements, costs and expenses, including, without limitation, reasonable attorneys' fees, directly related to any alleged or actual:

  (i) infringement or violation, or misappropriation of any patent, copyright, trade secret or other proprietary or intellectual property right by any System hereunder or any tools, training or other materials provided by Dell hereunder provided such infringement, violation or misappropriation was not caused by BancTec or BancTec's employees, subcontractors, agents or representatives;

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

  (ii) [*.*], [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*], and/or illness, injury or death to any person to the extent caused by acts or omissions of Dell or Dell's employees, [*.*] [*.*] [*.*];

  (iii) violations of applicable laws or regulations including, without limitation, employment laws to the extent caused by Dell or Dell's employees, agents or representatives;

  (iv) [*.*], [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*], and/or illness, injury or death to any person to the extent caused by a defective System except to the extent caused by BancTec or BancTec's employees, [*.*], [*.*] [*.*] [*.*]; and

  (v) claims by Customers or other third parties to the extent such claims are directly related to Dell's [*.*] [*.*] under this Agreement.

        C.    Indemnification Procedures.    The indemnified party shall give the indemnifying party prompt written notice of any claim. The indemnified party shall grant the indemnifying party control of the defense and settlement of such claim provided that the indemnified party may be represented by counsel of its own choice at its own expense. The indemnified party shall provide reasonable assistance in the defense and the settlement of a claim at the indemnifying party's expense. The indemnified party shall not settle a claim without the written consent of the indemnifying party; such consent shall not be unreasonably withheld.

        D.    Except as expressly set forth below in Section E, neither party shall be liable to the other for consequential, incidental, special or indirect damages under any part of this Agreement even if advised or aware of the possibility of such damages.

        E.    The limitations of liability set forth in Section D above, shall not apply to:

–	Dell's obligations and/or liabilities under Section B above;
–	BancTec's obligations and/or liabilities under Section A above; and
–	Either party's breach of Section 14.0 "Confidentiality".
–	The willful or intentional refusal by Dell to perform its obligations under this Agreement.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        F.     For the duration of this Agreement, in the event of a dispute between the parties hereunder, both parties agree to continue performance under this Agreement during the resolution of such dispute, regardless of whether such continued performance results in on-going or additional damages or inconvenience to either or both parties. In this regard, during any such dispute, both parties recognize that the ultimate goal is, and the parties will strive, to provide optimum Service to the Customers and keep the Customers satisfied even if inconvenient to either party.

        G.    BancTec will be liable for any and all sales, use, income, or other tax payable by BancTec in connection with BancTec's performance under this Agreement; provided, however, that [*.*] [*.*] [*.*] [*.*] [*.*] any and all applicable sales and use tax related to the sale of BancTec Service Contracts on [*.*] [*.*] [*.*] [*.*] [*.*], and will [*.*] [*.*] BancTec an [*.*] therefore at such reasonable times as BancTec may request. Dell will [*.*] BancTec against any [*.*] or [*.*] arising from [*.*] committed by Dell in the collection or non-collection and [*.*] or [*.*] of such sales and use taxes; provided, however, that BancTec shall be and remain liable for any and all additional liabilities, obligations, costs and expenses which may arise in connection with BancTec's business not related to this Agreement as a result of or related in any way to Dell's acts or omissions while acting as BancTec's agent hereunder. Dell will support and cooperate with BancTec with regard to any audits relating to BancTec's obligation for sales and use tax hereunder, and Dell, acting as BancTec's agent for this limited purpose, will [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] relating to the sales and use taxes that Dell collects pursuant to this Section.

14.   CONFIDENTIALITY.

        A.    Confidential Information shall include all or any part of the following:

  Information relating to either party's business affairs; customer lists, financial information; know-how; pricing; failure rate information; service and technical records, details of customers or suppliers; information relating to persons employed; existing or planned products and/or the existence of any planned product, future pricing, marketing or service strategies or operational techniques or policies including the combination of functions or activities comprising the Dell spare parts management process and spare parts management and Customer call management techniques, any documentation (including sketches, drawings, plans, photographs, negatives, notebooks, tracings, reports, findings, recommendations, data, memorandums, formulations, specifications and measurements); computer programs, source codes, firmware, data of any kind relating to or created by one party for the other and any other information of either party marked or designated as being confidential.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        B.    Confidential information shall not include information which:

    1.
    is already known to the receiving party prior to the commencement of the negotiations leading to this Service Contract Sales Brokerage Agreement with effective date September 1, 1998 entered into by BancTec (USA), Inc., and Dell USA, L.P.; or

    2.
    is or becomes publicly known through no wrongful act of the receiving party; or

    3.
    is rightfully received from a third party without similar restriction and without breach of any obligation of confidentiality; or

    4.
    is independently developed by the receiving party without breach of this Agreement; or

    5.
    is furnished by one party to a third party without similar restriction on the third party; or

    6.
    is approved for release by written authorization of the furnishing party; or

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

    7.
    is disclosed in compliance with the legal requirement of a governmental agency or otherwise where disclosure is requested by operation of law.
  C.
  Each party will use the same standard of care it uses for its own confidential and trade secret information, but no less than reasonable care, not to disclose the Confidential Information to any other person, firm, company or organization other than those having a need to know such information for the purposes of meeting that party's obligations under this Agreement. BancTec represents and warrants that it is BancTec's standard policy to require all employees to sign an agreement that requires such employees to protect confidential information received by BancTec from third parties. Notwithstanding the above, BancTec shall remain liable to Dell for improper disclosure of Dell Confidential Information regardless of whether BancTec's employees have signed such an agreement.

  D.
  Each party will use all commercially reasonable efforts to prevent persons (except persons authorized by each party and who have complied with Section C above) from having access to such Confidential Information.

  E.
  Each party will not copy or reproduce or cause to be copied or reproduced by any means whatsoever the whole or any part of the Confidential Information for any unauthorized purpose.

  F.
  Each party shall promptly return to the other upon the other's request or destroy (and certify that such destruction has taken place) all such Confidential Information of the other and any copies, whether authorized or not.

  G.
  Should one party be compelled by law or be required to act in compliance with the legal requirement of a governmental agency to disclose Confidential Information of the other, that party shall provide the other with reasonable notice of any disclosure.

  H.
  In the case of accidental or inadvertent disclosure by a party, that party shall take all commercially reasonable steps to prevent misuse or further disclosure.

  I.
  Each party specifically warrants that it will only disclose Confidential Information of the other party to those authorized to receive it under this Agreement and will only use the others Confidential Information for the purpose of fulfilling its obligations under this Agreement and for no other purpose and will not use the Confidential Information in pursuit of its own business interests or the business interests of any other party. BancTec may provide Confidential Information to a Subcontractor but only that Confidential Information which is reasonably necessary for such subcontractor to perform the Services. BancTec represents and warrants that it is BancTec's standard policy to require all Subcontractors to sign an agreement that requires such Subcontractors to protect confidential information received by BancTec from third parties. Notwithstanding the above, BancTec shall remain liable to Dell for improper disclosure of Dell Confidential Information regardless of whether BancTec's Subcontractors have signed such an agreement.

  J.
  Not withstanding anything elsewhere in this Agreement, the provisions of this Section 14 shall remain in effect for [*.*] ([*.*]) years after termination or expiration of this Agreement except that in respect of Confidential Information amounting to a trade secret, the provisions of this Section 14 shall remain in effect for as long as such information remains a trade secret under applicable laws.

  K.
  The provisions of this Section 14.0 also apply to any Customer confidential information.

15.   SECURITY REQUIREMENTS.

  While performing Services at Dell, while present upon Dell's premises, or assigned site, BancTec represents that each of its personnel, agents, or subcontractor's personnel will abide by all of the rules, regulations and security requirements that Dell or its customers impose upon its personnel, invitees or contractors and which have been provided to BancTec in writing including the terms of the United States Site Security and Environmental, Health and Safety Addendum (Addendum 1) attached hereto.

16.   GENERAL.

        A.    Force Majeure.    Neither party shall be responsible or liable in any way for any delay or failure to perform its obligations hereunder when such delay or failure is caused by conditions or circumstances beyond its control. Such causes may include, but are not restricted to, Acts of God or of the public enemy, acts of the Government in the sovereign capacity, strikes (other than BancTec strikes or other BancTec labor problems) fires, floods, epidemics, quarantine restrictions, freight embargoes and unusually severe weather.

        B.    Non-Solicitation of Employees.    During the term of this Agreement and for [*.*] ([*.*]) [*.*] after the end of this Agreement, neither party shall solicit for hire the service personnel of the other with whom the party has had contact with in connection with the performance of this Agreement. For BancTec, the service personnel include, but are not limited to, the personnel who provide Services directly to Customers under this Agreement. Solicitation does NOT include advertisements in papers or media of general circulation or availability to the public, such as a daily newspaper or a public web-site. If a party breaches this provision, as compensation to the other party and not as a penalty, the breaching party shall pay the other party as liquidated damages the most recent [*.*] ([*.*]) [*.*] salary of the affected personnel.

[*.*] Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with '[*.*].' An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

        C.    Governing Law.    This Agreement will be governed in all respects by the laws of the State of Texas. The parties agree that the state courts of the County of Travis, State of Texas shall have exclusive jurisdiction and venue over all claims arising out of or related to this Agreement.

        D.    Assignment.    Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to their respective parents or wholly owned subsidiaries (whether corporate or otherwise) of such parents. Any prohibited assignment shall be void.

        E.    Public Information.    Except as otherwise required by law, no advertising, publicity release or similar public information concerning this Agreement or the services to be performed hereunder shall be published or caused to be published by either BancTec or Dell without the prior consent of the other party, which consent shall not be unreasonably withheld. The party whose consent is requested shall respond within ten (10) days after receiving notice of a request for such consent. The parties will cooperate in good faith to develop a joint written summary of this Agreement for distribution to those employees of each party who have duties or responsibilities in connection with the performance of this Agreement.

        F.     Independent Contractor.    BancTec engages the services of Dell hereunder as an independent contractor. This Agreement shall not be construed as an agreement of fiduciary relationship, of partnership, of joint venture or of any other form of business arrangement other than as an agreement for independent contractual and consulting services.

        G.    Entire Agreement.    This Agreement represents the entire agreement between the parties regarding the subject matter hereof and supersedes all prior oral and written proposals and communications.

        H.    Severability.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        I.     Amendment.    Except as set forth in Section 7 regarding the addition of new Systems to coverage hereunder and Section 14 of Attachment E regarding revisions to the Service Contracts, this Agreement or any part hereof may be amended only by a written document executed by duly authorized officers of both Dell and BancTec. No oral statement of any person shall in any manner or degree modifies or otherwise affects the terms and provisions of this Agreement.

        J.     Acknowledgment.    Each party acknowledges that it has read this Agreement carefully, including the Attachments, and has agreed to be bound by the terms and conditions hereof.

DELL USA L.P.	BANCTEC, INC.
By:	By:

Name:	Name:	Brendan P. Keegan

Title:	Title:	Sr. Vice President & President ITSM

Date:	Date: